Exhibit 10.1 Credit Facility Waiver

1029052 99581027
August 14, 2000
Transit Group, Inc.
2859 Paces Ferry Road
Atlanta, Georgia 30339

Re: Waiver

Ladies and Gentlemen:

Please refer to the Working Capital Credit Agreement dated as of October 25, 1999 (as previously amended, the "Credit Agreement") and the Acquisition Credit Agreement dated as of October 25, 1999 (as previously amended, the "Acquisition Credit Agreement"), each among Transit Group, Inc. (the "Borrower"), various financial institutions and Bank One, NA, as Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

At the Borrower's request, the Required Lenders (which also constitute "Required Lenders" under and as defined in the Acquisition Credit Agreement) hereby waive through September 15, 2000: (a) any failure by the Borrower to comply with
Section 6.24.1 of the Credit Agreement and Section 6.24.1 of the Acquisition Credit Agreement (minimum Fixed Charge Coverage Ratio) for the period ended June 30, 2000 so long as the ratio described in such Section (calculated based upon the assumption that Indebtedness under the Acquisition Credit Agreement (except for the principal installments due December 31, 2000 and March 31, 2001) and under the Credit Agreement is not included in current maturities of principal Indebtedness, notwithstanding the accounting treatment thereof) is not less than
0.8 to 1 for such  period and (b) any  failure by the  Borrower  to comply  with
Section 6.24.2 of the Credit Agreement and Section 6.24.2 of the Acquisition Credit Agreement (maximum Leverage Ratio) for the period ended June 30, 2000 so long as the ratio described in such Section is not greater than 4.22 to 1 for such period. The Borrower acknowledges that the foregoing waivers shall expire on September 15, 2000 and, absent a further waiver by the Required Lenders or an amendment to each of the Credit Agreements referred to above, an immediate Event of Default shall exist. The parties hereto acknowledge that they are discussing possible amendments to such Credit Agreements, but that no agreements have been reached regarding such possible amendments, that there is no assurance that the parties will agree on the terms of such amendments and that nothing set forth herein constitutes a commitment to reach any agreement on any such terms.

At the Borrower's request, the Required Lenders hereby waive any failure by the Borrower to comply with Section 2.3(b) of the Credit Agreement (a) for the weeks ended July 28, 2000 through August 11, 2000, so long as the result of the Aggregate Outstanding Credit Exposure minus the Borrowing Base (such result, the "Borrowing1029052 99581027 -2- Base Shortfall") does not exceed $6,236,000 at the end of any such period, (b) for the week ending August 18, 2000 so long as the Borrowing Base Shortfall does not exceed $5,200,000 at the end of such period, (c) for the week ending August 25, 2000 so long as the Borrowing Base Shortfall does not exceed $4,200,000 at the end of such period and (d) for the week ending September 1, 2000 so long as the Borrowing Base Shortfall does not exceed $2,600,000 at the end of such period.

In consideration of the foregoing waivers and consents, the Borrower agrees with the Agent and the Required Lenders that:

(a) the Borrower will pay the reasonable fees and charges of any financial advisors (including Freed Maxick ABL Services, Inc. and Norman Levy Associates, Inc.) retained by the Agent or by counsel to the Agent; and

(b) concurrently with the effectiveness hereof, the Borrower will pay to the Agent for the account of each Lender a waiver fee equal to 0.125% of the total of (i) the amount of such Lender's Commitment and (ii) such Lender's Outstanding Credit Exposure under and as defined in the Acquisition Credit Agreement.

This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Lenders reserve all of their rights, powers and remedies under the Credit Agreement, the Acquisition Credit Agreement and applicable law.

This letter may be executed in counterparts and by the parties hereto on separate counterparts. This letter shall become effective upon receipt by the Agent of (a) counterparts hereof (or facsimiles thereof) executed by the Borrower, the Required Lenders and the Required Lenders under the Acquisition Credit Agreement and (b) confirmation that the Borrower has paid the waiver fee referred to above.

This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

Please acknowledge your agreement to the foregoing by signing and returning a counterpart hereof to the Agent.

BANK ONE, NA, Individually and as Agent
(Main Office Chicago)

By:
Name:
Title:

AMSOUTH BANK

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

BRANCH BANKING AND TRUST

By:
Name:
Title:

NATIONAL BANK OF CANADA

By:
Name:
Title: